As filed with the Securities and Exchange Commission on February 28, 2014
Registration No. 333-166959

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective Amendment No. 1 to
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ALPHA NATURAL RESOURCES, INC.
(Exact name of Registrant as specified in its charter)

Delaware	42-1638663
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

One Alpha Place, P.O. Box 16429, Bristol, Virginia	24209
(Address of Principal Executive Offices)	(Zip Code)

Alpha Natural Resources, Inc.
2010 Long-Term Incentive Plan
(Full title of the plan)

Vaughn R. Groves, Esq.
Executive Vice President, General Counsel and Corporate Secretary
Alpha Natural Resources, Inc.
One Alpha Place
P.O. Box 16429
Bristol, Virginia 24209
(276) 619-4410
(Name and address, including zip code, and
telephone number of agent for service)
Copy to: Amy I. Pandit, Esq. Morgan, Lewis & Bockius LLP One Oxford Centre Thirty-Second Floor 301 Grant Street Pittsburgh, PA 15219 (412) 560-3300

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐

PARTIAL DEREGISTRATION OF SECURITIES

Alpha Natural Resources, Inc. (the “Registrant”) is filing this Post-Effective Amendment No. 1 to deregister certain securities originally registered for sale under the Registrant’s 2010 Long-Term Incentive Plan (the “2010 Plan”) pursuant to the Registration Statement on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on May 19, 2010 (File No. 333-166959) (the “2010 Plan Registration Statement”).

The Registrant has since adopted a new long-term incentive plan, the Registrant’s Amended and Restated 2012 Long-Term Incentive Plan (the “2012 Plan”). The terms of the 2012 Plan authorize the issuance of shares of the Registrant’s Common Stock, par value $0.01 per share (the “Common Stock”), represented by awards that had been granted under the Registrant’s 2010 Plan that have expired, have been forfeited or cancelled, have lapsed or are not settled for the full number of shares of Common Stock underlying such awards at any time after May 17, 2012 (the “Carried Forward Shares”). A total of 3,250,000 shares of Common Stock were registered for issuance pursuant to the 2010 Plan Registration Statement, and 880,540 Carried Forward Shares are hereby deregistered.

Contemporaneously with the filing of this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8, the Registrant is filing a Registration Statement on Form S-8 to register the Carried Forward Shares under the 2012 Plan (the “New Registration Statement”). In accordance with Instruction E to the General Instructions to Form S-8 and other guidance promulgated by the Commission, this Post-Effective Amendment No. 1 is hereby filed to (i) reallocate the Carried Forward Shares from the 2010 Plan to the 2012 Plan and (ii) carry over the registration fees paid for the Carried Forward Shares from the 2010 Plan Registration Statement to the New Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bristol, Commonwealth of Virginia, on this 28th day of February, 2014.

ALPHA NATURAL RESOURCES, INC.

By:	/s/ Vaughn R. Groves
Name: Vaughn R. Groves
Title: Executive Vice President, General Counsel and Corporate Secretary

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
*	Chief Executive Officer and	February 28, 2014
Kevin S. Crutchfield	Chairman of the Board of Directors (Principal Executive Officer)
*	Executive Vice President and Chief Financial	February 28, 2014
Frank J. Wood	Officer (Principal Financial Officer and Principal Accounting Officer)
	Director	February 28, 2014
Angelo C. Brismitzakis
*	Director	February 28, 2014
William J. Crowley, Jr.
*	Director	February 28, 2014
E. Linn Draper, Jr.
*	Director	February 28, 2014
Glenn A. Eisenberg
	Director	February 28, 2014
Deborah M. Fretz
*	Director	February 28, 2014
P. Michael Giftos
	Director	February 28, 2014
L. Patrick Hassey
*	Director	February 28, 2014
Joel Richards, III

*	/s/ Vaughn R. Groves
Vaughn R. Groves
Attorney-in-Fact